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                                                                    EXHIBIT 23.1


                                    [LETTERHEAD]



                          CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 1998, except for Note 16 as to which the date is November 4, 1998, with respect to the financial statements of Dakota Growers Pasta Company in Amendment No. 2 to the Registration Statement on Form S-1 and the related prospectus of Dakota Growers Pasta Company.

/s/ Eide Bailly LLP
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EIDE BAILLY LLP
November 19, 1998
Fargo, North Dakota